Exhibit 23.3

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of American Radio Systems Corporation and subsidiaries on Form S-4 (the "462(b) Registration Statement") of:

         (1) our reports dated February 20, 1996, related to the consolidated financial statements and related financial statement schedule of American Radio Systems Corporation and subsidiaries as of December 31, 1994 and 1995 and for the period November 1, 1993 to December 31, 1993 and for the years ended December 31, 1994 and 1995,

         (2) our reports dated March 24, 1995, related to the consolidated statement of operations, stockholders' deficit, and cash flows and related financial statement schedule of SBS Holding, Inc. and subsidiary for the ten months ended October 31, 1993,

         (3) our reports dated April 8, 1994, related to the consolidated statement of operations, partners' deficiency, and cash flows and related financial statement schedule of Atlantic Radio, L.P. and subsidiaries (a Partnership) for the ten-month period ended October 31, 1993,

         (4) our reports dated April 8, 1994, related to the statements of operations, stockholders' equity (deficiency), and cash flows and related financial statement schedule of Multi Market Communications, Inc. for the year ended August 31, 1993 and the two-month period ended October 31, 1993, and

         (5) our report dated October 28, 1994, related to the statement of operations and accumulated deficit, and cash flows and related financial statement schedule of Boston AM Radio Corporation for the ten-month period ended October 31, 1993, all of the foregoing appearing in the Annual Report on Form 10-K of American Radio Systems Corporation and subsidiaries for the year ended December 31, 1995.

         We consent to the incorporation by reference in this 462(b) Registration Statement of American Radio Systems Corporation and subsidiaries on Form S-4 of our report dated March 13, 1996 related to the statement of net assets to be sold and of income and cash flows derived from net assets to be sold of The 1080 Corporation for the year ended December 31, 1995, appearing in a Current Report on Form 8-K/A (Amendment No. 2) of American Radio Systems Corporation and subsidiaries dated October 2, 1996.

         We also consent to the incorporation by reference in the 462(b) Registration Statement of the reference to us under the heading "Experts" in Registration Statement No. 333-15231.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Boston, Massachusetts
November 14, 1996

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of American Radio Systems Corporation and subsidiaries on Form S-4 (the "462(b) Registration Statement") of our report dated March 8, 1996 (August 1, 1996 as to Note 8) related to the consolidated financial statements of BayCom Partners, L.P. (a Limited Partnership) for the years ended December 31, 1994 and 1995, appearing in the Current Report on Form 8-K/A (Amendment No. 1) of American Radio Systems Corporation and subsidiaries dated September 16, 1996, and to the incorporation by reference in the 462(b) Registration Statement of the reference to us under the heading "Experts" in Registration Statement No. 333-15231.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Birmingham, Alabama
November 14, 1996